Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Crown Holdings, Inc. of our report dated March 10, 2005, except as to Note Z, for which the date is October 28, 2005, relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Crown Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 10, 2005, relating to the financial statements and financial statement schedule of Crown Cork & Seal Company, Inc., which appears in Crown Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

Philadelphia, PA

February 10, 2006